EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Antonio L. DeLise
President, Chief Executive Officer & Chief Financial Officer
PubliCARD, Inc.
(212) 651-3120

PubliCARD, INC. ANNOUNCES FIRST QUARTER RESULTS

NEW YORK - MAY 16, 2005 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three months ended March 31, 2005.

Revenues for the first quarter of 2005 decreased to $751,000, compared to $828,000 in 2004. Foreign currency changes had the effect of increasing revenues by 3%. Excluding the impact of foreign currency changes, revenues in 2005 decreased by 12% driven by a decline in direct sales to customers located in the United Kingdom as well as a decline in shipments to non-U.S. distribution partners. The Company reported a net loss for the quarter ended March 31, 2005 of $719,000, or $0.03 per share, compared with a net loss of $503,000, or $0.02 per share, a year ago. The 2004 results include a gain of $477,000 relating to an agreement to assign to a third party certain insurance claims against a group of historic insurers. The claims involved several historic general liability policies of insurance issued to the Company. As of March 31, 2005, cash and short-term investments totaled $1,527,000.

About PubliCARD, Inc.
Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company’s future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2004, and quarterly report on Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission.

(table to follow)

PUBLICARD, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
MARCH 31, 2005 AND DECEMBER 31, 2004
(in thousands, except share data)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash, including short-term investments of $1,444 and $1,837 in 2005 and 2004, respectively	$1,527	$1,943
Trade receivables, less allowance for doubtful accounts of $47 and $48 in 2005 and 2004, respectively	605	827
Inventories	531	558
Prepaid insurance and other	406	440
Total current assets	3,069	3,768

Equipment and leasehold improvements, net	105	127
Goodwill and intangibles	782	782
Other assets	346	396
	$4,302	$5,073

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Trade accounts payable and overdraft	$1,280	$1,358
Accrued liabilities	1,042	1,005
Total current liabilities	2,322	2,363

Note payable	7,501	7,501
Other non-current liabilities	346	368

Total liabilities	10,169	10,232

Commitments and contingencies

Shareholders’ deficiency:
Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized; 565 shares issued and outstanding as of March 31, 2005 and December 31, 2004	2,825	2,825
Common shares, $0.10 par value: 40,000,000 shares authorized; 24,690,902 shares issued and outstanding as of March 31, 2005 and December 31, 2004	2,469	2,469
Additional paid-in capital	108,119	108,119
Accumulated deficit	(119,195)	(118,476)
Other comprehensive loss	(85)	(96)
Total shareholders’ deficiency	(5,867)	(5,159)
	$4,302	$5,073

See Note 1 below.

PUBLICARD, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(in thousands, except share data)
(unaudited)

	2005	2004

Revenues	$751	$828

Cost of sales	368	406
Gross margin	383	422

Operating expenses:
General and administrative	531	663
Sales and marketing	397	419
Product development	176	178
Amortization of intangibles	--	10
	1,104	1,270
Loss from operations	(721)	(848)

Other income (expenses):
Interest income	7	6
Interest expense	(5)	(4)
Cost of pensions - non-operating	--	(134)
Gain on insurance recoveries	--	477
	2	345

Net loss	$(719)	$(503)

Basic and diluted loss per common share	$(.03)	$(.02)
Weighted average shares outstanding:
Basic	24,690,902	24,690,902
Diluted	24,690,902	24,690,902

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

The consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $1.5 million at March 31, 2005. The Company also had a shareholders’ deficiency of $5.9 million at March 31, 2005.

The Company sponsored a defined benefit pension plan (the “Plan”) that was frozen in 1993. In January 2003, the Company filed a notice with the Pension Benefit Guaranty Corporation (the “PBGC”) seeking a “distress termination” of the Plan. In September 2004, the PBGC proceeded to terminate the Plan and was appointed as the Plan’s trustee. As a result of the Plan termination, the Company’s 2003 and 2004 funding requirements due to the Plan amounting to $3.4 million through September 15, 2004 were eliminated. As such, management believes that existing cash and short term investments may be sufficient to meet the Company’s operating and capital requirements at the currently anticipated levels through December 31, 2005. However, additional capital will be necessary in order to operate beyond December 31, 2005 and to fund the current business plan and other obligations. While the Company is considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it is not likely to be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which would have a material adverse effect on its business and results of operations and is likely to lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors’ reports on the Company’s Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002 contained emphasis paragraphs concerning substantial doubt about the Company’s ability to continue as a going concern.

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